                   SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC 20549

                               FORM 8-K

                            CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    April 8, 1997
                                                    ----------------

                       H. F. Ahmanson & Company
          --------------------------------------------------
          (Exact name of registrant as specified in charter)


          Delaware            1-8930               95-0479700
      ---------------      ------------        -------------------
      (State or other      (Commission           (IRS employer
      jurisdiction of      file number)        identification no.)
      incorporation)


      4900 Rivergrade Road, Irwindale, California          91706
      -------------------------------------------        ----------
       (Address of principal executive offices)          (Zip code)


Registrant's telephone number, including area code    (818) 960-6311
                                                      ---------------

                            Not applicable
                        ----------------------
       (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

      On April 8, 1997, H. F. Ahmanson & Company (the "Company"), issued a press release reporting its results of operations during the quarter ended March 31, 1997.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

      99.1 Press release dated April 8, 1997 reporting results of operations during the quarter ended March 31, 1997.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  April 8, 1997

                                        H. F. AHMANSON & COMPANY

                                         /s/George Miranda
                                        ----------------------------
                                        George Miranda
                                        First Vice President and
                                        Principal Accounting Officer

H. F. AHMANSON & COMPANY
4900 Rivergrade Road
Irwindale, California  91706       HOME SAVINGS OF AMERICA
(818) 814-7922                     SAVINGS OF AMERICA             NEWS

FOR IMMEDIATE RELEASE                            CONTACTS:
---------------------
                                                    MEDIA:  MARY TRIGG
                                                            (818) 814-7922
                                                 INVESTOR:  STEVE SWARTZ
                                                            (818) 814-7986


                       AHMANSON REPORTS RECORD EARNINGS
             - 93% INCREASE IN FIRST QUARTER EARNINGS PER SHARE -
                      - RETURN ON EQUITY GROWS TO 17.2% -

     Irwindale, CA, April 8, 1997 -- H.F. Ahmanson & Company (NYSE:AHM), parent company of Home Savings of America, today announced continued strong
earnings growth.   First quarter 1997 net income was $103.1 million, or $0.87
per fully diluted common share.   This represents a 59% increase in net
income, or 93% per fully diluted common share, compared to the first quarter of 1996 and a 13% increase in net income, or 18% per fully diluted common share, compared to the fourth quarter of 1996. Results for 1997 include an after-tax gain on the sale of the company's Arizona branch system of $9.5 million, or $0.08 per fully diluted common share. Return on equity was 17.2% for the first quarter and 15.6% without the Arizona gain.

     Cash earnings per share were $0.90 in the first quarter of 1997, compared to $0.46 and $0.77 per share in the first and fourth quarters of 1996, respectively. Cash return on equity was 19.3% for the first quarter of 1997, compared to 9.2% and 16.6% for the first and fourth quarters of 1996, respectively. Excluding the Arizona gain, the cash return on equity would have been 17.6%.

     Ahmanson and Home Savings Chairman and Chief Executive Officer Charles R. Rinehart said, "We are delivering strong performance across the board - profits, efficiency, capital management and asset quality. First quarter results reflect solid gains in fee income, more progress in expense management, growth in consumer lending, much lower credit costs reflecting a year-long trend of lower nonperforming assets and delinquencies, as well as the benefits of prudent capital management. We are particularly proud of progress in the area of credit quality, as nonperforming assets again declined and reached their lowest level since November 1990. Along with lower nonperforming assets, credit costs continued their declining trend and were $25.3 million lower than last year's first quarter."

RESULTS OF OPERATIONS
NET INTEREST INCOME
     Net interest income totaled $317.6 million for the first quarter of 1997, compared to $317.0 million in the first quarter of 1996, and $317.7 million in the fourth quarter of 1996.

     In the first quarter of 1997, the average net interest margin was 2.64%, compared to 2.62% in the first quarter of 1996, and 2.65% in the fourth quarter of 1996.

     Rinehart noted, "Although financial stocks have suffered from recent increases in interest rates, we have implemented numerous initiatives to decrease rate exposure, including reducing the amount of mortgage assets held on the balance sheet, adding new variable rate loan products, adding consumer loan products, and increasing demand deposits through internal sales efforts as well as through the acquisition of 61 former First Interstate Bank branches. The company has further reduced risk by limiting the size of its balance sheet through the sale of certain mortgage assets and emphasizing the growth of fee income and reducing excess capital through its stock buyback programs. Home Savings has one of the lowest exposures of all major thrift institutions to rising interest rates. The company's fixed rate asset exposure is minimal, with only 5% of its mortgage loans and mortgage-backed securities being fixed rate."

NONINTEREST INCOME
     In the first quarter of 1997, noninterest income, excluding the gain on the sale of the Arizona branches, was $72.9 million, an increase of $12.4 million from $60.5 million reported in the year ago quarter and an increase of $1.8 million from the fourth quarter of 1996, excluding the gain of $6.9 million for the sale of the San Antonio branches.

     The company continues its ongoing strategy of concentrating deposit gathering activities in its key retail markets. In March 1997, the company completed the sale of its Arizona deposit franchise consisting of four branches and $252 million in deposits for a pre-tax gain of

$16.0 million. During the first quarter, the company announced the sale of its 12 West Florida branches. That transaction is expected to close in the second quarter of 1997.

     During the first quarter of 1997, fee income from personal financial services and Griffin Financial Services continued its improving trend as the company transitions into a full-service consumer and small business bank. Other fee income continued to improve in the first quarter of 1997, reaching $45.7 million compared to $26.8 million in the first quarter of 1996 and $44.2 million in the fourth quarter of 1996.

GENERAL AND ADMINISTRATIVE EXPENSES
     General and administrative expenses (G&A) were $186.8 million in the first quarter of 1997, compared to $193.0 million in the first quarter of 1996 and $188.2 million in the fourth quarter of 1996.

     Expressed as an efficiency ratio that measures G&A expenses as a percentage of net interest income and loan servicing and other fee income, the efficiency ratio was 49.1% in the first quarter of 1997, compared to 53.8% and 49.5% in the first and fourth quarters of 1996, respectively. The first quarter 1997 includes $6.5 million of FDIC assessments while the first and fourth quarters of 1996 included $20.8 million and $1.3 million, respectively.

CREDIT COSTS/ASSET QUALITY
     Total credit costs (provision for loan losses and expenses for the operations of foreclosed real estate) amounted to $46.3 million during the first quarter of 1997, compared to $71.6 million in the 1996 first quarter and $57.0 million in the 1996 fourth quarter, representing reductions of 35% and 19%, respectively. The 1997 first quarter credit costs reflect both lower net chargeoffs and significantly lower nonperforming asset levels compared to the year ago quarter. Net loan chargeoffs for the 1997 first quarter totaled $25.7 million, compared to $41.5 million in the first quarter of 1996 and $38.5 million in the fourth quarter of 1996.

     During the first quarter, nonperforming assets declined by $53.5 million, reaching their lowest level since November 1990. At March 31, 1997, nonperforming assets totaled $792.7 million, or 1.63% of total assets, compared to $977.4 million, or 1.96% at

March 31, 1996, and $846.2 million, or 1.70% at December 31, 1996.
Nonperforming assets decreased every month during the first quarter of 1997.

     Rinehart said, "Our credit quality continues to improve. A key leading indicator of credit quality is loans delinquent 60-89 days. This category of delinquencies is at its lowest level since November 1989."

     At March 31, 1997, the allowances for loan losses and foreclosed real estate were $387.7 million and $29.5 million, respectively. The ratio of allowances for losses to nonperforming assets equaled 50.7% at March 31, 1997, compared to 41.7% at March 31, 1996 and 48.0% at December 31, 1996.

LOAN ORIGINATIONS
     The company originated $1.0 billion of mortgage loans in the first quarter of 1997, compared to $1.3 billion in the year-ago quarter. The company also funded $136 million in consumer loans during the first quarter of 1997, compared to $17 million in the first quarter of 1996. On the first business day of January 1997, the company funded more consumer loans than it did in the entire month of January 1996, reflecting the successful rollout of these products throughout the entire Home Savings' franchise.

CAPITAL
     At March 31, 1997, Home Savings of America's capital ratios exceeded the regulatory requirements for well-capitalized institutions, the highest regulatory standard.

STOCK PURCHASE PROGRAM
     In the first quarter of 1997, the company purchased 2.2 million shares of its common stock at an average price of $35.06 per share, investing $75.1 million. Between the initiation of the first stock purchase program in October of 1995 and March 31, 1997, the company has purchased 19.2 million common shares, or 16% of the outstanding shares at September 30, 1995, at an average price of $27.11.
                                    # # # #

     H.F. Ahmanson & Company, with $48.7 billion in assets, is the parent company of Home Savings of America, one of the nation's largest full-service consumer and small business banks. It operates 380 financial service centers in three states and 124 mortgage lending offices in eight states.

     Additional information, including monthly financial data, about H.F. Ahmanson & Company and Home Savings of America can be retrieved by using the following service:
  Corporate News on the Net: http://www.businesswire.com/cnn/ahm.htm

     For information regarding PC Banking, Home Loans, Investments, Insurance, Business Banking and Consumer Loans, contact:
  Home Savings Website: http://www.homesavings.com

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
(dollars in thousands except per share data)


At End of Period                                     March 31, 1997    December 31, 1996      March 31, 1996
----------------                                     --------------    -----------------      --------------
  Total assets                                        $ 48,697,126       $ 49,902,044         $ 49,781,986
  Investment portfolio                                $    882,700       $  1,184,857         $    707,045
  Loans receivable and mortgage-backed
    securities (MBS)                                  $ 45,338,937       $ 46,085,670         $ 46,530,610
  Deposits                                            $ 34,399,125       $ 34,773,945         $ 33,947,928
  Borrowings and trust capital securities             $ 10,779,429       $ 11,728,934         $ 11,601,867
  Stockholders' equity                                $  2,398,942       $  2,433,049         $  2,952,702
  Book value per common share                         $      19.05       $      19.09         $      20.40
  Tangible book value per common share                $      17.29       $      17.31         $      19.64
  Total common shares outstanding                      100,595,547        102,153,052          112,512,418


For the Three Months Ended
--------------------------
  Net interest income                                $     317,619       $    317,722         $    316,982
  Provision for loan losses                          $      24,223       $     29,298         $     45,942
  Net income                                         $     103,093       $     91,247         $     64,755
  Net income per fully diluted
    common share                                     $        0.87       $       0.74         $       0.45
  Dividends per common share                         $        0.22       $       0.22         $       0.22
  Loans originated and purchased                     $   1,134,521       $  1,415,515         $  1,339,779

  Average Interest Rates:
    Yield on loans and MBS                                    7.34%              7.39%                7.42%
    Yield on investment portfolio                             6.96%              7.17%                5.83%
    Yield on interest-earning assets                          7.33%              7.39%                7.40%
    Cost of deposits                                          4.39%              4.41%                4.57%
    Cost of borrowings and trust capital securities           6.22%              6.37%                6.28%
    Cost of interest-costing liabilities                      4.83%              4.89%                5.02%
    Interest rate spread                                      2.50%              2.50%                2.38%
    Net interest margin                                       2.64%              2.65%                2.62%


H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited) (in thousands)


Assets                                       March 31, 1997    December 31, 1996      March 31, 1996
------                                       --------------    -----------------      --------------
Cash and amounts due from banks              $   540,831          $   691,578         $   683,480
Fed funds sold and securities purchased
    under agreements to resell                   283,800              737,500             278,000
Other short-term investments                      12,160               14,782              14,364
                                              ----------          -----------         -----------
  Total cash and cash equivalents                836,791            1,443,860             975,844
Other investment securities                      159,240               11,597              12,254
Investment in stock of Federal Home
  Loan Bank (FHLB)                               427,500              420,978             402,427
Mortgage-backed securities (MBS)              14,417,249           14,296,512          16,059,471
Loans receivable less allowance
  for losses of
  $387,688 (March 31, 1997),
  $389,135 (December 31, 1996) and
  $385,367 (March 31, 1996)                   30,921,688           31,789,158          30,471,139
Accrued interest receivable                      210,512              209,839             223,968
Real estate held for development and
  investment (REI) less allowance
  for losses of
  $121,318 (March 31, 1997),
  $132,432 (December 31, 1996) and
  $286,327 (March 31, 1996)                     147,425               147,851             230,445
Real estate owned held for sale (REO)
  less allowance for losses of
  $29,529 (March 31, 1997),
  $32,137 (December 31, 1996) and
  $37,137 (March 31, 1996)                       233,694              247,577             225,870
Premises and equipment                           412,652              424,567             413,487
Goodwill and other intangible assets             298,887              308,083             143,981
Other assets                                     631,488              602,022             623,100
                                             -----------          -----------         -----------
                                             $48,697,126          $49,902,044         $49,781,986
                                             ===========          ===========         ===========

Liabilities, Capital Securities of
  Subsidiary Trust and Stockholders' Equity
-------------------------------------------

Deposits                                     $34,399,125          $34,773,945         $33,947,928
Securities sold under agreements to
  repurchase                                   2,325,000            1,820,000           1,998,431
Other short-term borrowings                      458,640              210,529              50,000
FHLB and other borrowings                      7,847,454            9,549,992           9,553,436
Other liabilities                              1,029,512              917,198           1,170,026
Income taxes                                      90,118               48,918             109,463
                                             -----------          -----------         -----------
  Total liabilities                           46,149,849           47,320,582          46,829,284
Capital securities, Series A, of
  subsidiary trust                               148,335              148,413                -
Stockholders' equity                           2,398,942            2,433,049           2,952,702
                                             -----------          -----------         -----------
                                             $48,697,126          $49,902,044         $49,781,986
                                             ===========          ===========         ===========



H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(dollars in thousands except per share data)

                                                                             For the Three Months Ended
                                                                     -----------------------------------------
                                                                        March 31,   December 31,    March 31,
                                                                          1997          1996          1996
                                                                     ------------  -------------  ------------
Interest income:
  Loans                                                               $   577,533   $   595,852   $   574,855
  MBS                                                                     267,673       272,638       308,354
  Investments                                                              16,897        16,224        11,661
                                                                      -----------   -----------   -----------
      Total interest income                                               862,103       884,714       894,870
                                                                      -----------   -----------   -----------
Interest expense:
  Deposits                                                                375,139       386,692       387,173
  Short-term borrowings                                                    33,120        29,583        40,230
  FHLB and other borrowings                                               136,225       150,717       150,485
                                                                      -----------   -----------   -----------
      Total interest expense                                              544,484       566,992       577,888
                                                                      -----------   -----------   -----------
      Net interest income                                                 317,619       317,722       316,982
Provision for loan losses                                                  24,223        29,298        45,942
                                                                      -----------   -----------   -----------
      Net interest income after provision for loan losses                 293,396       288,424       271,040
                                                                      -----------   -----------   -----------
Other income:
  Gain on sales of MBS                                                       -            3,103           -
  Gain on sales of loans                                                    7,989         3,845        15,028
  Loan servicing income                                                    16,748        18,449        15,145
  Other fee income                                                         45,715        44,243        26,819
  Gain on sales of retail deposit branch systems                           15,956         6,861          -
  Other operating income                                                    2,461         1,507         3,538
                                                                      -----------   -----------   -----------
                                                                           88,869        78,008        60,530
                                                                      -----------   -----------   -----------
Other expenses:
  General and administrative expenses (G&A)                               186,773       188,185       193,048
  Operations of REI                                                         1,859         1,388         6,743
  Operations of REO                                                        22,108        27,664        25,689
  Amortization of goodwill and other intangible assets                      6,390         6,935         3,994
                                                                      -----------   -----------   -----------
                                                                          217,130       224,172       229,474
                                                                      -----------   -----------   -----------
Income before provision for income taxes                                  165,135       142,260       102,096
Provision for income taxes                                                 62,042        51,013        37,341
                                                                      -----------   -----------   -----------
Net income                                                            $   103,093   $    91,247   $    64,755
                                                                      ===========   ===========   ===========

Income attributable to common shares                                  $    98,998   $    87,152   $    56,460
                                                                      ===========   ===========   ===========

Income per common share:
  Primary                                                             $      0.93   $      0.78   $      0.45
  Fully diluted                                                       $      0.87   $      0.74   $      0.45

Common shares outstanding, weighted average:
   Primary                                                            102,308,938   106,159,514   114,781,516
   Fully diluted                                                      113,968,090   118,052,254   126,651,898

Return on average assets                                                     0.84%         0.73%         0.51%
Return on average equity                                                    17.21%        14.71%         8.60%
Return on average tangible equity (1)                                       19.29%        16.64%         9.18%
Efficiency ratio                                                            49.14%        49.47%        53.78%


(1)  Net income excluding amortization of goodwill and other intangible assets (net of applicable tax) as a percentage of average equity excluding goodwill and other intangible assets (net of applicable tax).


      SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF") COMMON STOCK
       HELD BY H. F. AHMANSON & COMPANY ("AHMANSON"), ITS DIRECTORS AND
      EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF
        AHMANSON AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
        CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND GWF Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter,
Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer), Madeleine A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel),
Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A. Del Santo,
Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow. As of April 7, 1997, Ahmanson is the beneficial owner of 3,134,100 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.
Other than set forth herein, as of April 7, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business. Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation. Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of April 3, 1997, CSFB held a net long position of 4,824 shares of GWF common stock and Montgomery held no shares of GWF common stock. Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.